The Commonwealth of Massachusetts

                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE

                       MICHAEL JOSEPH CONNOLLY, Secretary
                    ONE ASUBURTON PLACE, BOSTON. MASS. 02108
                            ARTICLES OF ORGANIZATION
                              (Under G.L Ch. 156B)
                                  Incorporators

NAME                                                        POST OFFICE ADDRESS

Include given name in full in case of natural persons: in case of a corporation, give state of incorporation.


Leonard Florence                                99 Lyman Road
                                                Brookline, Mass. 02167

     The above-named incorporation(s) does hereby associate with the intention of forming a corporation under the provisions of General Laws, Chapter 156B and hereby state(s):

1.   The name by which the corporation shall be known is:

     Leonard Florence Associates, Inc.

2.   The purpose for which the corporation is formed is as follows:

     To directly or indirectly, for its own account or for others, import, market, manufacture and otherwise deal with silverplate and other products within and without the Commonwealth of Massachusetts, and to do all other things permitted by the Business Corporation Law of the Commonwealth of Massachusetts, as now or hereafter amended.


Note If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

3 The total number of shares and the par value, if any, of each class of stock within the corporation is authorized as follows:

     ---------------------------------------------------------------------------
                      WITHOUT PAR VALUE           WITH PAR VALUE
     CLASS OF STOCK ------------------------------------------------------------
                       NUMBER OF SHARES       NUMBER OF SHARES   PAR    AMOUNT
                                                                VALUE
     ---------------------------------------------------------------------------
       Preferred             None                    None              $
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------
       Common               12,500                   None
     ---------------------------------------------------------------------------


*4. If more that one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

                            Not Applicable

*5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

                            None

*6 Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

                            See Rider 6

*If there are no provisions state "None".

6 RIDER

     The following provisions are hereby established for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining or regulating the powers of the corporation, or of its directors or stockholders:

     The corporation may be a partner or joint venturer in any business enterprise which the corporation has power to conduct by itself.

     The corporation may lease, buy and sell such equipment and real estate as the directors and/or officers may deem necessary or advisable.

     Meetings of stockholders may be held anywhere in the United States as shall be determined from time to time by the directors or as shall be stated in the call of the meeting.

     The by-laws may provide that the directors may make, amend or repeal the by-laws, in whole or in part, except with respect to any provision thereof which by law, by the articles of organization or by the by-laws requires action by the stockholders.

     Except as specifically authorized by statute, no stockholder shall have any right to examine any property or any books, accounts or other writings of the corporation if there is reasonable ground for belief that such examination will for any reason be adverse to the interests of the corporation, and a vote of the directors refusing permission to make such examination and setting forth that in the opinion of the directors such examination would be adverse to the interests of the corporation shall be prima facie evidence that such examination would be adverse to the interests of the corporation. Every such examination shall be subject to such reasonable regulations as the directors may establish in regard thereto.

     The corporation may enter into contracts and otherwise transact business as vendor, purchaser or otherwise with its directors, officers and stockholders and with corporations, joint stock companies, trusts, firms and associations in which they are or may be or become interested as directors, officers, shareholders, members, trustees, beneficiaries or otherwise as freely as though such adverse interest did not exist even though the vote, action or presence of such director, officer or stockholder may be necessary to obligate the corporation upon such contract or transaction; and no such contract or transaction shall be avoided and no such director, officer or stockholder shall be held liable to account to the corporation or to any creditor or stockholder of the corporation for any profit or benefit realized by him through any such contract or transaction by reason of such adverse interest nor by reason of any fiduciary relationship of such director, officer or stockholder to the corporation arising out of such office or stock ownership; provided (in the case of directors and officers but not in the case of any stockholder who is not a director or officer of the corporation) the nature of the interest of such director or officer, though not necessarily the details or extent thereof, be known by or disclosed to the directors. Ownership of beneficial interest in a minority of the stock or securities of another corporation, joint stock company, trust, firm or association shall not be deemed to constitute an interest adverse to this corporation in such other corporation, joint stock company, trust, firm or association and need not be disclosed. A general notice that a director or officer of the corporation is interested in any corporation, joint stock company, trust, firm or association shall be sufficient disclosure as to such director or officer with respect to all contracts and transactions with that Corporation, joint stock company, trust, firm or association. In any event, the authorizing or ratifying vote of a majority of the capital stock of the corporation outstanding and entitled to vote passed at a meeting duly called and held for the purpose shall validate any such contract or transaction as against all stockholders of the corporation, whether of record or not at the time of such vote, and as against all creditors and other claimants, under the corporation, and no contract or transaction shall be avoided by reason of any provision of this paragraph which would be valid but for these provisions.

7. By-laws of the Corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected.

8. The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if a later date is desired, specify date. (not more than 30 days after date of filing.)

9. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation:

     a. The post office address of the initial principal office of the corporation of Massachusetts is

               99 Lyman Road, Brookline, Massachusetts 02167

     b. The name, residence and post office address of each of the initial directors and following officers of the corporation are as follows:

               NAME             RESIDENCE             POST OFFICE ADDRESS

President: Leonard Florence   99 Lyman Road            99 Lyman Road
                              Brookline, MA 02167      Brookline, MA 02167

Treasurer: Leonard Florence   As Above                 As Above

Clerk:     Leonard Florence   As Above                 As Above

Directors: Leonard Florence   As Above                 As Above

     c. The date initially adopted on which the corporation's fiscal year ends is:

               December 31

     d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:

               Second Wednesday in February

     e. The name and business address of the resident agent, if any, of the corporation is:

               Not Applicable

IN WITNESS WHEREOF and under the penalties of perjury the INCORPORATOR(S) sign(s) these Articles of Organization this 4th day of February 1986.


/s/ Leonard Florence
-------------------------
Leonard Florence

The signature of each incorporator which is not a natural person must be an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles of Organization.

                        THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF ORGANIZATION

                     GENERAL LAWS, CHAPTER 156B, SECTION 12

                    =========================================

     I hereby certify that, upon an examination of the within-written articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $150 having been paid, said articles are deemed to have been filed with me this 7th day of February l986.

Effective date

                          /s/ Michael Joseph Connolly

                             MICHAEL JOSEPH CONNOLLY
                               Secretary of State

              PHOTO COPY OF ARTICLES OF ORGANIZATION TO BE SENT
                         TO BE FILLED IN BY CORPORATION


                    TO:  Martha J. McMahon

                         McCormack & Putzinger

                         265 Franklin Street, Suite 660

                         Boston, MA 02110

                    Telephone (617) 439-4100

FILING FEE: 1/20 of 1% of the total amount of the authorized capital stock with par value, and one cent a share for all authorized shares without par value, but not less than $150 General Laws, Chapter 156B. Shares of stock with a par value less than one dollar shall be deemed to have par value of one dollar per share.

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